Exhibit 99.1
NEWS RELEASE

NCI Building Systems Reports
Third Quarter 2017 Results

HOUSTON, September 6, 2017 - NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today reported financial results for the third fiscal quarter ended July 30, 2017.
Third Quarter 2017 Financial and Operational Highlights:

•	Sales rose 1.5% to $469.4 million for the quarter, compared to $462.4 million in the prior year’s third quarter, driven by the successful pass-through of higher materials costs

•	Gross profit for the quarter was $115.0 million or 24.5% of revenues, compared to $128.0 million or 27.7% of revenues in the prior year’s third quarter

•
Net income was $18.2 million for the quarter, compared to $23.7 million in last year’s third quarter. Adjusted Net Income was $19.6 million this quarter, compared to $24.5 million in the prior year’s third quarter

•
Net income per diluted common share for the quarter was $0.25 compared to $0.32 in the prior year’s third quarter. Adjusted Net Income was $0.27 per diluted common share, compared to $0.33 in the prior year’s third quarter

•	Adjusted EBITDA was $50.4 million or 10.7% of revenue for the quarter, compared to Adjusted EBITDA of $57.8 million or 12.5% of revenue in the prior year’s third quarter

•	Total consolidated backlog increased to $580.7 million, up 4.2% year-over-year
“We are pleased to have advanced important aspects of our growth plans during a quarter that also reflects challenging and abnormal year-over-year comparisons. We achieved key objectives in the quarter managing ESG&A and manufacturing cost down, passing through higher materials costs and delivering double-digit growth in our IMP business line. While the market hesitancy has lasted longer than originally expected, we continue to see growth trends in quoting and order activity across all of our markets and positive key forward-looking indicators,” said Donald R. Riley, President and Chief Executive Officer. “We remain focused on maintaining our commercial discipline, controlling costs and improving manufacturing efficiencies that will enable us to generate year-over-year earnings growth.”
Third Quarter 2017 Results
Third quarter 2017 sales increased to $469.4 million, up 1.5% from $462.4 million in last year's third quarter, due to continued commercial discipline in the pass-through of higher costs in a rising steel price environment predominately in the Buildings and Components segments. On a year-over-year basis, tonnage volumes were lower in all three segments. The second half of 2017 is expected to reflect a more normalized seasonal pattern where the fourth quarter is anticipated to be stronger than the third quarter’s performance. The year-over-year comparisons in most of the Company’s financial metrics reflect the abnormal seasonal pattern in 2016, where the third quarter volumes and financial results were stronger than the fourth quarter. The third quarter of 2016 benefited from the pull forward of work, particularly in the legacy Components segment and a favorable material cost environment.
Gross profit was $115.0 million this quarter, down from $128.0 million in the third quarter of 2016 and gross profit margins were 24.5% for the this year’s third quarter compared to 27.7% in the third quarter of 2016. Gross margins improved sequentially from 24.0% in the second quarter of the year as a result of improved pass-through of higher material cost. However, margins were lower than the prior year period due to lower plant utilization levels and a less favorable material cost environment.

Engineering, selling, general and administrative (“ESG&A”) expenses were $76.3 million this quarter, compared to $80.4 million in the third quarter of 2016. As a percentage of revenues, ESG&A expenses decreased approximately 110 basis points to 16.3% in the 2017 third quarter compared to 17.4% in the prior year’s third quarter, primarily driven by the Company’s cost reduction initiatives and lower incentive compensation costs.
Operating income for the quarter was $34.1 million, compared to $43.5 million in the prior year’s third quarter. Adjusted Operating Income, a non-GAAP measure which excludes certain identified items, was $36.5 million in the current quarter, compared to $45.1 million in the third quarter of 2016.
Net income applicable to common shares in this quarter was $18.1 million, or $0.25 per diluted common share, compared to $23.6 million, or $0.32 per diluted common share in the prior year’s third quarter. Net income was impacted by the following special items: $1.0 million of restructuring and impairment charges predominately attributable to severance costs, $1.3 million of strategic development and acquisition related costs related to the refinancing of the Company’s Term Loan and Asset Backed Lending Facility offset by $0.9 million from the related tax effect of these items. Excluding the impact of these special items, the Company reported Adjusted Net Income, a non-GAAP measure, of $19.6 million, or $0.27 per diluted common share, compared to $24.5 million, or $0.33 per diluted common share, in the third quarter of 2016.
Adjusted EBITDA, a non-GAAP measure, defined in accordance with the Company's Credit Agreement as earnings before interest, taxes, depreciation and amortization, and certain other cash and non-cash items, was $50.4 million this quarter, compared to $57.8 million in the prior year’s third quarter. The lower Adjusted EBITDA in this year’s third quarter is partially the result of the return to a more normalized seasonal pattern in fiscal 2017.
Please see the reconciliation of Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA in the accompanying financial tables.
Cash and cash equivalents at the end of the third quarter was $45.9 million, compared to $50.7 million at the end of the third quarter of fiscal 2016. Cash and cash equivalents decreased sequentially from $49.7 million at the end of the second quarter of fiscal 2017 as a result of an increase in inventories. NCI’s net debt leverage ratio (net debt/EBITDA) at the end of the third quarter was 2.0x. In addition, the Company’s $150.0 million ABL facility remained undrawn as of July 30, 2017.
Third Quarter 2017 Segment Performance
Third party sales in the Buildings segment increased 3.8% to $182.2 million in the third quarter, up from $175.5 million in the prior year period, primarily as a result of the pass-through of higher costs and improved pricing. Operating income decreased to $14.9 million this quarter compared to $19.6 million in the third quarter of 2016. Adjusted Operating Income decreased to $15.9 million in the current quarter, compared to $19.6 million in the third quarter of fiscal 2016. The year-over-year decrease in the Building segment’s operating margins relates largely to a less favorable material cost environment compared to the third quarter of 2016 and lower plant utilization during the period.
The Components segment generated $258.5 million in third-party sales during the quarter, an increase of 0.9% from $256.2 million in the third quarter of fiscal 2016, led by growth in the insulated panel product lines, as well as commercial pricing discipline across the segment. Operating income was $35.3 million for the quarter compared to $37.5 million in the third quarter of 2016. Adjusted Operating Income was $35.4 million, compared to $37.8 million in the third quarter fiscal 2016. The Components segment’s profitability was impacted by lower volumes and capacity utilization across the legacy single skin product lines, offset by improved insulated panel sales.
Third party sales in the Coatings segment were $28.7 million compared, to $30.7 million in last year’s third quarter. Operating income was $6.6 million for the quarter compared to $8.7 million in the third quarter of 2016. Operating margins in the Coatings group were impacted by lower external and internal volumes resulting in lower plant utilization.
Market Commentary
The key leading indicators that NCI follows and that typically have the most meaningful correlation to nonresidential low-rise construction starts are the American Institute of Architects’ (“AIA”) Architecture Mixed Use Index, the Dodge Residential single family starts and the Conference Board Leading Economic Index (“LEI”). Historically, there has been a very high correlation to low-rise nonresidential starts when the three leading indicators are combined and then seasonally adjusted. The combined forward projection of these metrics, based on a 9 to 14-month historical lag for each metric, indicates an expected positive growth of 3.0% to 6.0% for low-rise new construction starts in fiscal 2017.
Internal bookings and quoting activity indicates a continuation of low single digit growth as compared to the prior year. Offices and banks, government and recreational end-markets have shown positive year-over-year growth. In NCI’s geographic markets New England and the Pacific regions showed the strongest growth during the quarter.

Outlook and Guidance
The Company’s two ongoing cost savings initiatives in manufacturing consolidation and ESG&A are expected to generate $30 to $40 million in cost savings by the end of 2018, of which $12 million was realized in fiscal 2016. During fiscal 2017, these two initiatives are anticipated to generate an incremental $10.0 million in realized cost savings. During the fourth quarter of fiscal 2017, management accelerated $7 to $9 million in annualized cost savings originally planned for fiscal 2018, both accelerating and further ensuring the achievement of the total cost savings range anticipated for these programs.
For the fourth quarter of fiscal 2017, NCI expects revenues to be in the range of $470 to $500 million and Adjusted EBITDA to be in the range of $48 - $62 million. The fourth quarter EBITDA range includes an estimated impact of $3 to $8 million related to disruptions from Hurricane Harvey, primarily resulting from the impact to customer job sites and their readiness for product delivery. For the full year fiscal 2017, the Company is revising its expected revenue range to $1.75 to $1.78 billion and expects fiscal 2017 Adjusted EBITDA to be $162 to $176 million for the year. The downward revisions to the fourth quarter, as well as annual revenues and Adjusted EBITDA are a result of the softer market activity seen in the third quarter, which is expected to continue into the fourth quarter, particularly in the legacy Components segment and the impact of Hurricane Harvey.
The Company has provided additional detailed financial guidance in the quarterly supplemental presentation at www.ncibuildingsystems.com under the “Investors” section.
Conference Call Information
The NCI Building Systems, Inc. third quarter 2017 conference call is scheduled for Thursday, September 7, 2017, at 9:00 a.m. ET (8:00 a.m. CT). Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped telephone replay, please dial 1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode 13668657# when prompted. The taped replay will be available two hours after the call through September 21, 2017. A replay of the webcast will be available on the Company’s website under the Event Calendar, Calls & Webcast section of the Investor Relations page of the NCI website for approximately 90 days.
About NCI Building Systems
NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Canada, Mexico and China with additional sales and distribution offices throughout the United States and Canada. For more information visit www.ncibuildingsystems.com.
Contact:
K. Darcey Matthews
Vice President, Investor Relations
281-897-7785
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "anticipate," "guidance," "plan," "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and expectations for new construction starts in fiscal 2017 and our financial outlook and guidance, including our fiscal 2017 forecasted gross profit, revenues and Adjusted EBITDA and other consolidated financial performance guidance. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; substantial indebtedness and our ability to incur substantially more indebtedness; our ability to generate significant cash flow required to service or refinance our existing debt, including the 8.25% senior notes due 2023, and obtain future financing; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; interruptions in our supply chain; our ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; our ability to carry out our restructuring plans and to fully realize the expected cost savings, enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the Company's stock price; dilutive effect on the Company's common stockholders of potential future sales of the Company's common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd-Frank Act; the timing and amount of our stock repurchases; and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended October 30, 2016, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Sales	$469,385	$462,353	$1,281,552	$1,204,614
Cost of sales	354,416	334,454	981,656	899,277
(Gain) loss on sale of assets and asset recovery	—	(52)	137	(1,704)
Gross profit	114,969	127,951	299,759	307,041
	24.5%	27.7%	23.4%	25.5%

Engineering, selling, general and administrative expenses	76,309	80,414	220,473	224,912
Intangible asset amortization	2,405	2,405	7,215	7,226
Strategic development and acquisition related costs	1,297	819	1,778	2,080
Restructuring and impairment charges	1,009	778	3,587	3,437
Gain on insurance recovery	(148)	—	(9,749)	—
Income from operations	34,097	43,535	76,455	69,386
Interest income	20	62	164	136
Interest expense	(7,373)	(7,747)	(21,738)	(23,460)
Foreign exchange gain (loss)	985	(922)	1,035	(1,088)
Gain from bargain purchase	—	—	—	1,864
Other income, net	337	414	1,045	476
Income before income taxes	28,066	35,342	56,961	47,314
Provision from income taxes	9,845	11,627	19,727	15,288
	35.1%	32.9%	34.6%	32.3%

Net income	$18,221	$23,715	$37,234	$32,026
Net income allocated to participating securities	(102)	(165)	(240)	(265)
Net income applicable to common shares	$18,119	$23,550	$36,994	$31,761

Income per common share:
Basic	$0.26	$0.32	$0.52	$0.44
Diluted	$0.25	$0.32	$0.52	$0.43

Weighted average number of common shares outstanding:
Basic	71,047	73,104	70,973	72,932
Diluted	71,183	73,552	71,134	73,460

Increase in sales	1.5%	9.9%	6.4%	9.1%

Engineering, selling, general and administrative expenses percentage	16.3%	17.4%	17.2%	18.7%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 30, 2017	October 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$45,923	$65,403
Restricted cash	213	310
Accounts receivable, net	189,677	182,258
Inventories, net	212,733	186,824
Income taxes receivable	2,266	982
Deferred income taxes	25,942	29,104
Investments in debt and equity securities, at market	6,423	5,748
Prepaid expenses and other	29,734	29,971
Assets held for sale	6,145	4,256
Total current assets	519,056	504,856

Property, plant and equipment, net	230,042	242,212
Goodwill	154,291	154,271
Intangible assets, net	139,553	146,769
Other assets, net	1,920	2,092
Total assets	$1,044,862	$1,050,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable	$880	$460
Accounts payable	120,702	142,913
Accrued compensation and benefits	62,488	72,612
Accrued interest	1,401	7,165
Other accrued expenses	104,280	103,384
Total current liabilities	289,751	326,534

Long-term debt, net of deferred financing costs of $7,178 and $8,096	386,969	396,051
Deferred income taxes	23,116	24,804
Other long-term liabilities	21,251	21,494
Total long-term liabilities	431,336	442,349

Common stock	712	715
Additional paid-in capital	600,954	603,120
Accumulated deficit	(265,535)	(302,706)
Accumulated other comprehensive loss, net	(10,216)	(10,553)
Treasury stock, at cost	(2,140)	(9,259)
Total stockholders’ equity	323,775	281,317

Total liabilities and stockholders’ equity	$1,044,862	$1,050,200

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Nine Months Ended
	July 30, 2017	July 31, 2016
Cash flows from operating activities:
Net income	$37,234	$32,026
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	30,656	32,107
Amortization of deferred financing costs	1,398	1,431
Share-based compensation expense	8,146	7,711
Gain on insurance recovery	(9,749)	—
Loss (gains) on assets, net	438	(3,568)
Provision for doubtful accounts	1,145	1,515
Provision for deferred income taxes	70	1,573
Excess tax (benefits) from share-based compensation arrangements	(1,515)	(867)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(8,559)	(10,102)
Inventories	(25,909)	(25,309)
Income taxes receivable	(1,284)	—
Prepaid expenses and other	1,069	1,150
Accounts payable	(22,212)	499
Accrued expenses	(10,499)	2,550
Other, net	(1,347)	(117)
Net cash (used in) provided by operating activities	(918)	40,599
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(4,343)
Capital expenditures	(15,629)	(15,140)
Proceeds from sale of property, plant and equipment	2,533	5,479
Proceeds from insurance	8,593	—
Net cash used in investing activities	(4,503)	(14,004)
Cash flows from financing activities:
Refund (deposit) of restricted cash	96	(44)
Proceeds from stock options exercised	1,195	12,055
Excess tax benefits from share-based compensation arrangements	1,515	867
Proceeds from Amended ABL facility	35,000	—
Payments on Amended ABL facility	(35,000)	—
Payments on term loan	(10,180)	(30,000)
Payments on note payable	(1,096)	(974)
Purchases of treasury stock	(5,922)	(57,401)
Net cash used in financing activities	(14,392)	(75,497)
Effect of exchange rate changes on cash and cash equivalents	333	(50)
Net decrease in cash and cash equivalents	(19,480)	(48,952)
Cash and cash equivalents at beginning of period	65,403	99,662
Cash and cash equivalents at end of period	$45,923	$50,710

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND NET INCOME COMPARISON
(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Net income per diluted common share, GAAP basis	$0.25	$0.32	$0.52	$0.43
Restructuring and impairment charges	0.01	0.01	0.05	0.05
Strategic development and acquisition related costs	0.02	0.01	0.02	0.03
(Gain) on insurance recovery	0.00	—	(0.14)	—
Unreimbursed business interruption costs	0.00	—	0.01	—
Other losses (gains), net	—	0.00	0.00	(0.05)
Tax effect of applicable non-GAAP adjustments(1)	(0.01)	(0.01)	0.02	(0.02)
Adjusted net income per diluted common share(2)	$0.27	$0.33	$0.48	$0.44

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Net income applicable to common shares, GAAP basis	$18,119	$23,550	$36,994	$31,761
Restructuring and impairment charges	1,009	778	3,587	3,437
Strategic development and acquisition related costs	1,297	819	1,778	2,080
(Gain) on insurance recovery	(148)	—	(9,749)	—
Unreimbursed business interruption costs	235	—	426	—
Other losses (gains), net	—	(52)	137	(3,568)
Tax effect of applicable non-GAAP adjustments(1)	(933)	(603)	1,490	(1,487)
Adjusted net income applicable to common shares(2)	$19,579	$24,492	$34,663	$32,223

(1)	The Company calculated the tax effect of non-GAAP adjustments by applying the applicable statutory tax rate for the period to each applicable non-GAAP item.

(2)
The Company discloses a tabular comparison of Adjusted net income per diluted common share and Adjusted net income applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income per diluted common share and Adjusted net income applicable to common shares should not be considered in isolation or as a substitute for net income per diluted common share and net income applicable to common shares as reported on the face of our consolidated statements of operations.

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	July 30, 2017		July 31, 2016		Inc/(Dec)	Change
		% of Total Sales		% of Total Sales
Sales:
Engineered building systems	$191,910	34	$181,029	34	$10,881	6.0%
Metal components	297,006	53	287,307	53	9,699	3.4%
Metal coil coating	70,559	13	72,069	13	(1,510)	-2.1%
Total sales	559,475	100	540,405	100	19,070	3.5%
Less: Intersegment sales	90,090	16	78,052	14	12,038	15.4%
Total net sales	$469,385	84	$462,353	86	$7,032	1.5%

		% of Sales		% of Sales
Operating income (loss):
Engineered building systems	$14,948	8	$19,561	11	$(4,613)	-23.6%
Metal components	35,289	12	37,497	13	(2,208)	-5.9%
Metal coil coating	6,562	9	8,748	12	(2,186)	-25.0%
Corporate	(22,702)	—	(22,271)	—	(431)	-1.9%
Total operating income	$34,097	7	$43,535	9	$(9,438)	-21.7%

		% of Sales		% of Sales
Adjusted operating income (loss)(1):
Engineered building systems	$15,889	8	$19,615	11	$(3,726)	-19.0%
Metal components	35,444	12	37,767	13	(2,323)	-6.2%
Metal coil coating	6,562	9	8,748	12	(2,186)	-25.0%
Corporate	(21,405)	—	(21,050)	—	(355)	-1.7%
Total adjusted operating income	$36,490	8	$45,080	10	$(8,590)	-19.1%

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations. See the reconciliation of Adjusted operating income (loss) to operating income (loss) on the following page.

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Nine Months Ended		Fiscal Nine Months Ended		$	%
	July 30, 2017		July 31, 2016		Inc/(Dec)	Change
		% of Total Sales		% of Total Sales
Sales:
Engineered building systems	$505,797	33	$468,028	33	$37,769	8.1%
Metal components	813,100	54	751,610	54	61,490	8.2%
Metal coil coating	198,078	13	178,452	13	19,626	11.0%
Total sales	1,516,975	100	1,398,090	100	118,885	8.5%
Less: Intersegment sales	235,423	16	193,476	14	41,947	21.7%
Total net sales	$1,281,552	84	$1,204,614	86	$76,938	6.4%

		% of Sales		% of Sales
Operating income (loss):
Engineered building systems	$28,346	6	$39,216	8	$(10,870)	-27.7%
Metal components	91,406	11	71,436	10	19,970	28.0%
Metal coil coating	17,320	9	18,272	10	(952)	-5.2%
Corporate	(60,617)	—	(59,538)	—	(1,079)	-1.8%
Total operating income	$76,455	6	$69,386	6	$7,069	10.2%

		% of Sales		% of Sales
Adjusted operating income (loss)(1):
Engineered building systems	$31,520	6	$38,267	8	$(6,747)	-17.6%
Metal components	82,584	10	72,994	10	9,590	13.1%
Metal coil coating	17,320	9	18,311	10	(991)	-5.4%
Corporate	(58,790)	—	(56,373)	—	(2,417)	-4.3%
Total adjusted operating income	$72,634	6	$73,199	6	$(565)	-0.8%

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations. See the reconciliation of Adjusted operating income (loss) to operating income (loss) on the following page.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FISCAL THREE MONTHS ENDED JULY 30, 2017 AND JULY 31, 2016
(In thousands)
(Unaudited)

	Three Months Ended July 30, 2017
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$14,948	$35,289	$6,562	$(22,702)	$34,097
Restructuring and impairment charges	941	68	—	—	1,009
Strategic development and acquisition related costs	—	—	—	1,297	1,297
(Gain) on insurance recovery	—	(148)	—	—	(148)
Unreimbursed business interruption costs	—	235	—	—	235
Adjusted operating income (loss)(1)	$15,889	$35,444	$6,562	$(21,405)	$36,490

	Three Months Ended July 31, 2016
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$19,561	$37,497	$8,748	$(22,271)	$43,535
Restructuring and impairment charges	106	261	—	411	778
Strategic development and acquisition related costs	—	9	—	810	819
(Gain) on sale of assets and asset recovery	(52)	—	—	—	(52)
Adjusted operating income (loss)(1)	$19,615	$37,767	$8,748	$(21,050)	$45,080

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

NCI BUILDING SYSTEMS, INC.
BUSINESS SEGMENTS
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES
FISCAL NINE MONTHS ENDED JULY 30, 2017 AND JULY 31, 2016
(In thousands)
(Unaudited)

	Nine Months Ended July 30, 2017
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$28,346	$91,406	$17,320	$(60,617)	$76,455
Restructuring and impairment charges	3,037	501	—	49	3,587
Strategic development and acquisition related costs	—	—	—	1,778	1,778
Loss on sale of assets	137	—	—	—	137
(Gain) on insurance recovery	—	(9,749)	—	—	(9,749)
Unreimbursed business interruption costs	—	426	—	—	426
Adjusted operating income (loss)(1)	$31,520	$82,584	$17,320	$(58,790)	$72,634

	Nine Months Ended July 31, 2016
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Operating income (loss), GAAP basis	$39,216	$71,436	$18,272	$(59,538)	$69,386
Restructuring and impairment charges	755	1,155	39	1,488	3,437
Strategic development and acquisition related costs	—	403	—	1,677	2,080
(Gain) on sale of assets and asset recovery	(1,704)	—	—	—	(1,704)
Adjusted operating income (loss)(1)	$38,267	$72,994	$18,311	$(56,373)	$73,199

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AMORTIZATION AND OTHER ITEMS (ADJUSTED EBITDA)
(In thousands)
(Unaudited)

	4th Quarter October 30, 2016	1st Quarter January 29, 2017	2nd Quarter April 30, 2017	3rd Quarter July 30, 2017	Trailing 12 Months July 30, 2017
Net income	$19,001	$2,039	$16,974	$18,221	$56,235
Add:
Depreciation and amortization	9,817	10,315	10,062	10,278	40,472
Consolidated interest expense, net	7,548	6,881	7,341	7,353	29,123
Provision for income taxes	12,649	1,275	8,606	9,845	32,375
Restructuring and impairment charges	815	2,264	315	1,009	4,403
Strategic development and acquisition related costs	590	357	124	1,297	2,368
Share-based compensation	3,181	3,042	2,820	2,284	11,327
Loss on sale of assets and asset recovery	62	—	137	—	199
(Gain) on insurance recovery	—	—	(9,601)	(148)	(9,749)
Unreimbursed business interruption costs	—	—	191	235	426
Adjusted EBITDA(1)	$53,663	$26,173	$36,969	$50,374	$167,179

	4th Quarter November 1, 2015	1st Quarter January 31, 2016	2nd Quarter May 1, 2016	3rd Quarter July 31, 2016	Trailing 12 Months July 31, 2016
Net income	$18,407	$5,892	$2,420	$23,715	$50,434
Add:
Depreciation and amortization	13,354	10,747	10,765	10,595	45,461
Consolidated interest expense, net	7,993	7,847	7,792	7,685	31,317
Provision for income taxes	10,029	2,453	1,209	11,627	25,318
Restructuring and impairment charges	7,611	1,510	1,149	778	11,048
(Gain) from bargain purchase	—	(1,864)	—	—	(1,864)
Strategic development and acquisition related costs	1,143	681	579	819	3,222
(Gain) on legal settlements	(3,765)	—	—	—	(3,765)
Share-based compensation	1,677	2,582	2,468	2,661	9,388
(Gain) on sale of assets and asset recovery	—	(725)	(927)	(52)	(1,704)
Adjusted EBITDA(1)	$56,449	$29,123	$25,455	$57,828	$168,855

(1)
The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain special charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales
(In thousands)
(Unaudited)

	Fiscal 3rd Qtr 2017		Fiscal 3rd Qtr 2016		$ Inc/(Dec)	% Change
Engineered Building Systems
Total Sales	$191,910	34%	$181,029	34%	$10,881	6.0%
Less: Intersegment sales	9,746		5,558		4,188	75.4%
Third Party Sales	$182,164	39%	$175,471	38%	$6,693	3.8%
Operating Income	$14,948	8%	$19,561	11%	$(4,613)	-23.6%
Metal Components
Total Sales	$297,006	53%	$287,307	53%	$9,699	3.4%
Less: Intersegment sales	38,520		31,112		7,408	23.8%
Third Party Sales	$258,486	55%	$256,195	55%	$2,291	0.9%
Operating Income	$35,289	14%	$37,497	15%	$(2,208)	-5.9%
Metal Coil Coating
Total Sales	$70,559	13%	$72,069	13%	$(1,510)	-2.1%
Less: Intersegment sales	41,824		41,382		442	1.1%
Third Party Sales	$28,735	6%	$30,687	7%	$(1,952)	-6.4%
Operating Income	$6,562	23%	$8,748	29%	$(2,186)	-25.0%
Consolidated
Total Sales	$559,475	100%	$540,405	100%	$19,070	3.5%
Less: Intersegment	90,090		78,052		12,038	15.4%
Third Party Sales	$469,385	100%	$462,353	100%	$7,032	1.5%
Operating Income	$34,097	7%	$43,535	9%	$(9,438)	-21.7%

	Fiscal YTD 3rd Qtr 2017		Fiscal YTD 3rd Qtr 2016		$ Inc/(Dec)	% Change
Engineered Building Systems
Total Sales	$505,797	33%	$468,028	33%	$37,769	8.1%
Less: Intersegment sales	24,156		12,152		12,004	98.8%
Third Party Sales	$481,641	38%	$455,876	38%	$25,765	5.7%
Operating Income	$28,346	6%	$39,216	9%	$(10,870)	-27.7%
Metal Components
Total Sales	$813,100	54%	$751,610	54%	$61,490	8.2%
Less: Intersegment sales	96,079		80,853		15,226	18.8%
Third Party Sales	$717,021	56%	$670,757	56%	$46,264	6.9%
Operating Income	$91,406	13%	$71,436	11%	$19,970	28.0%
Metal Coil Coating
Total Sales	$198,078	13%	$178,452	13%	$19,626	11.0%
Less: Intersegment sales	115,188		100,471		14,717	14.6%
Third Party Sales	$82,890	6%	$77,981	6%	$4,909	6.3%
Operating Income	$17,320	21%	$18,272	23%	$(952)	-5.2%
Consolidated
Total Sales	$1,516,975	100%	$1,398,090	100%	$118,885	8.5%
Less: Intersegment	235,423		193,476		41,947	21.7%
Third Party Sales	$1,281,552	100%	$1,204,614	100%	$76,938	6.4%
Operating Income	$76,455	6%	$69,386	6%	$7,069	10.2%